UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

HEYU BIOLOGICAL TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 903&904, Huli Building,

619 Sishui Street,

Huli District, Xiamen City,

Fujian Province, China

(Address of principal executive offices)

(86) 158 5924 0902

(Registrant’s telephone number, including area code)

Not applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Hongchang Acquisition

On August 21, 2023, our Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hong Chang Global Investment Holdings Limited (“Hongchang BVI”), a business company incorporated in the British Virgin Islands (“BVI”), and Hongchang BVI’s shareholders, Zengqiang Investment Limited, a business company incorporated in the BVI, and Hong Jin Investment Limited, a business company incorporated in the BVI (the “Selling Shareholders” and each a “Selling Shareholder”), in relation to the acquisition of Hongchang BVI by our Company (the “Hongchang Acquisition”). Zengqiang Investment Limited is wholly-owned by Mr. Zengqiang Lin and Hong Jin Investment Limited is wholly-owned by Ms. Zhenzhu Lin. Mr. Zengqiang Lin has been a director of our Company since February 17, 2023, and Ms. Zhenzhu Lin is the sister of Mr. Zengqiang Lin. In accordance with the terms of the Share Exchange Agreement, the Selling Shareholders will sell and transfer 100 shares of Hongchang BVI, constituting all of the issued and outstanding share capital of Hongchang BVI, to our Company in exchange for an aggregate of 415,582,375 new shares of our Company’s common stock (the “Consideration Shares”), of which 353,322,843 shares will be issued to Zengqiang Investment Limited and 62,259,532 shares will be issued to Hong Jin Investment Limited.

Immediately following the closing of the Hongchang Acquisition, our Company would have a total of 518,829,432 issued and outstanding shares of common stock. The 415,582,375 Consideration Shares constitute 80.1% of our enlarged share capital following the closing of the Hongchang Acquisition. The exchange consideration for the Hongchang Acquisition was determined on an arms’ length basis based on our valuation of the Hongchang Group and its assets.

Hongchang BVI is a holding company and wholly-owns Hong Chang Biotechnologies (HK) Limited, a company formed under the laws of Hong Kong. Hong Chang Biotechnologies (HK) Limited in turn wholly-owns Fujian Hongjin Biotechnology Co., Ltd. (“WFOE”), a company formed under the laws of the PRC. WFOE wholly-owns Fuqing Hongchang Food Co., Ltd. (“Hongchang Food”), a company formed under the laws of the PRC. Hongchang Food is in the business of constructing and operating the Hongchang Food Industrial Park project in China. Hongchang Food Industrial Park is part of the third batch of key projects in Fujian Province, PRC, and is located adjacent to the Taiwan Strait in Fujian province, PRC, in the Fuqing Functional Zone of Fuzhou New District, in the Yuanhong Investment Zone, which is jointly developed by the PRC and Indonesia. Following the completion of Hongchang BVI, Hongchang BVI and its subsidiaries will become a part of our corporate group.

Disposal of our existing business

On August 21 2023, we entered into a share purchase agreement (“Share Purchase Agreement”) with our Director, Mr. Ban Siong Ang as the buyer, to dispose of our existing assets held prior to the Hongchang Acquisition, comprising of our entire shareholding interest in HP TECHNOLOGY LIMITED, which directly and indirectly holds the equity interest in our indirect subsidiaries, Heyu Healthcare Technology Limited, Jiashierle (Xiamen) Healthcare Technology Co., Ltd. and our 60% equity interest in Shanghai Kangzi Medical Technology Co., Ltd. (the “Share Disposal”). Our Company will receive nominal consideration for the Share Disposal as we have determined that our shareholding interest in HP TECHNOLOGY LIMITED is of a deficit value.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. The Selling Shareholders are not U.S. Persons (as that term is defined in Regulation S of the Securities Act of 1933) and they acquired our shares outside of the United States. In issuing our common stock to Zengqiang Investment Limited and Hong Jin Investment Limited, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Item 5.01 Change in Control of Registrant.

As more fully described in Item 1.01 above, on August 21, 2023, we entered into a Share Exchange Agreement to acquire all the issued and outstanding capital stock of Hongchang BVI in exchange for the issuance to Zengqiang Investment Limited and Hong Jin Investment Limited an aggregate of 415,582,375 restricted shares of our common stock.

Immediately after the closing of the Hongchang Acquisition, we will have a total of 518,829,432 issued and outstanding shares of common stock, 80.1% (415,582,375 shares of common stock) of which is held by Zengqiang Investment Limited and Hong Jin Investment Limited in the aggregate. As a result, a change in control will occur upon the closing of the Hongchang Acquisition.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Item 2.01 above, we entered into the Share Exchange Agreement to acquire all the issued and outstanding capital stock of Hongchang BVI, and in connection therewith, on August 21, 2023, our existing directors, Hung Seng Tan, Kwee Huwa Tan, and Senad Busatlic, resigned from the Board of the Company, while Bo Lyu resigned as the Chief Financial Officer of the Company.

As stipulated in the Share Exchange Agreement, on August 21, 2023, Zengqiang Lin was appointed as the Chief Executive Officer and President of the Company, in addition to his position as a Director of the Board of the Company; Wendy Wei Li was appointed as the Chief Financial Officer of the Company; Ban Siong Ang was reappointed and reconfirmed as the Chairman of the Board of the Company; Zhenzhu Lin was appointed as a Director of the Board of the Company; Stephan Truly Busch was reappointed and reconfirmed as a Director of the Board of the Company; and Xingjia Gao was appointed as a Director of the Board of the Company. Save as disclosed in this current report, there are no arrangements or understandings between the named persons above and any other persons pursuant to which he/she was appointed as director or officer of the Company. Mr. Zengqiang Lin and Ms. Zhenzhu Lin are siblings. None of our other directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Mr. Zengqiang Lin, 27, has been our director since February 17, 2023, and in connection with the acquisition of Fuqing Hongchang Food Co., Ltd., was appointed as our Chief Executive Officer and President on August 21, 2023. Mr. Zengqiang Lin is one of the founders and has served as the chairman of the board of directors of Fuqing Hongchang Food Co., Ltd, an international food trading company since 2017. He also held the position of manager at Xizang Changhui Construction Engineering Co., Ltd from July 2015 to May 2017. Mr. Lin has a wealth of experience in business operation, supply chain management, and market expansion.

Ms. Wei Li (Wendy), 39, serves as our Chief Financial Officer from August 21, 2023. Ms. Li has over 15 years of experience in the accounting field. From March 2021 to now, Ms. Li served as Chief Financial Officer of Fuqing Hongchang Food Co. From April 2018 to February, 2021 Ms. Li served as Chief Financial Officer of Heyu Biological Technology Corporation (OTC: HYBT). From March 2018 to September 2019, Ms. Li served as the independent director of Dragon Victory International Limited (Nasdaq: LYL), a China-based crowdfunding platform company. From December 2011 to July 2017, she served as the Chief Financial Officer of China Education Alliances, Inc. (NYSE: CEU), an online education company, where she oversaw the financial management matters of the company. From August 2010 to December 2011, Ms. Li worked as a senior consultant with PricewaterhouseCoopers, a international leading management consulting firm, where she focused on risk & control functions and provided audit, internal control advice and SOX compliance services to both public and private companies. From March 2006 to July 2010, Ms. Li served as senior auditor and tax advisor at RBA, an accounting firm in Australia, where she provided financial auditing, planning and tax advice to both local and multinational companies. Ms. Li earned a bachelor degree of Business (Accountancy) from Queensland University Technology in Australia in 2006. She is a certified public accountant in Australia.

Mr. Ban Siong Ang, 49, has been our Director and Chairman of the Board since April 18, 2018. He graduated from the University of Southern Queensland, Australia, in 1998 and completed his Doctor of Philosophy in International Finance (Honoris Causa) from Gideon Robert University in 2017. Upon his graduation from the University of Southern Queensland, he started his career and worked as Senior Officer in Bursa Malaysia Depository Sdn Bhd (formerly known as Kuala Lumpur Stock Exchange) between 1998 and 2004. From 2004 to 2009, he served as the Director and principal consultant for Golden Design Renovation and Construction Sdn Bhd. Between 2010 and 2011, he served as General Manager and Directors for E-World Films Production Limited. In 2012, he founded Heyu Group of Companies in China, Hong Kong, and Malaysia. Heyu Group of Companies are engaged in Leisure and Hotels management, Biotechnology, Finance and Investment, Brand Franchising, Advance Entertainment Technology, Event Management, Property Development and Management, land & real estate property development, etc. He is responsible for the formulation and implementation of the Heyu Group of Companies’ corporate strategies as well as in charge of the corporate finance and investment management aspects of the Group due to his acute knowledge with rich experience, strong commitment, innovative and dynamic personality. He also as a member of “The Academic Council on the United Nations System (ACUNS)” in Canada. In view of Mr. Ang’s humanitarian sectors, his outstanding contributions to establish, promote and protect humanity, Peace, Culture Human resource development and Education for the well-being of human society through volunteerism, he was also bestowed the Royal Orders from the State of Pahang in Malaysia.

Ms. Zhenzhu Lin, 31, serves as our Director from August 21, 2023. Ms. Lin is one of the founders and has served as directors of Fuqing Hongchang Food Co., Ltd, an international food trading company since 2017. Prior to her current role, Ms. Lin served as the general manager of Xizang Changhui Construction Engineering Co., Ltd from December 2008 to May 2017. Ms. Lin has extensive experience in the company from the grassroots to the management level.

Mr. Stephan Truly Busch, 74, has been our director since July 1, 2019. He has served as a non-executive director of Heyu Leisure Holidays Corporation since March 2014, a Professor of Education and Linguistics of Manipur International University since May 2019, an accreditation officer of International Accreditation Organization, Houston, USA since January 2014, an evaluation expert of California University Foreign Credentials Evaluation since 2010, a visiting professor of Gideon Robert University, Luska in ZambiaUniversidad Empresarial de Costa Rica since December 202110, and an external professor at Ansted University since September 2011. Mr. Busch has been in the teaching profession for over 40 years at different schools in Germany, and is fluent in English, German, Bosnian, Croatian, and Serbian and Montenegrin. From June 1973 to July 2014, Mr. Busch worked as a high school teacher at Lessing-Realschule, a school in Germany. Mr. Busch also received his Ph.D. in Education in 2014 and his master’s degree in 2010 from Eastern Institute for Integrated Learning in Management University

Mr. Xingjia Gao, 61, serves as our Director from August 21, 2023. Mr. Gao has years of professional international trade experience. Mr. Gao serves as chairman and general manager of Guangzhou Mingding Trading Co., Ltd from Jan 2014 to now. Mr. Gao also serves as the executive deputy general manager of Guangdong Jinman Group Co., Ltd from January 2015 to now. From March 2001 to June 2003 Mr. Gao served as deputy manager of Guangdong Mingzhu Group Co., Ltd, and Manager of Import and Export Department for the same company since January 2001. From 1987 to 2000, Mr. Gao served as manager of Guangdong Light Industrial Products Import and Export (Group) Company. Mr. Gao graduated from Hunan Institute of Engineering in 1982.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement dated August 21, 2023
10.2	Share Purchase Agreement dated August 21, 2023
10.3	Form of Director Service Agreement between the Registrant and its Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

Dated: August 23, 2023	By:	/s/ Zengqiang Lin
Zengqiang Lin
Director, Chief Executive Officer and President

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